SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2006

INNKEEPERS USA TRUST

(Exact name of registrant as specified in its charter)
Maryland	0-24568	65-0503831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

340 Royal Poinciana Way

Suite 306

Palm Beach, Florida 33480

(Address and zip code of

principal executive offices)

Registrant's telephone number, including area code: (561) 835-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 6, 2006, Bruce A. Riggins resigned as the Chief Financial Officer of Innkeepers USA Trust (the "Company"), effective March 31, 2006.  Mr. Riggins serves as the Company's principal financial and accounting officer. Mr. Riggins will remain with the Company through the filing with the Securities and Exchange Commission of the Company's annual report on Form 10-K for the year ended December 31, 2005.

Mr. Riggins has accepted the position of Chief Financial Officer with Interstate Hotels & Resorts, where he had previously served as Senior Vice President and Treasurer until July 2005, at which time he joined the company as Chief Financial Officer.  Mr. Riggins' resignation was not related to any accounting-related policy of, or accounting-related disagreement with, the Company, or any disagreement or dispute with the Company's management.

Item 7.01 Regulation FD Disclosure

A copy of a press release announcing Mr. Riggins' resignation is furnished as Exhibit 99.1.

Item 9.01 Financial Statement and Exhibits

(c) Exhibits.

99.1 Press release of Innkeepers USA Trust dated February 10, 2006, announcing that Bruce Riggins has resigned as the Company's Chief Financial Officer, effective March 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNKEEPERS USA TRUST

(Registrant)

Date: February 10, 2006 By: __/s/ Mark A. Murphy __ Mark A. Murphy

General Counsel and Secretary

EXHIBIT INDEX

Exhibit Description

99.1 Press release of Innkeepers USA Trust dated February 10, 2006, announcing that Bruce Riggins has resigned as the Company's Chief Financial Officer, effective March 31, 2006.

EXHIBIT 99.1

For Immediate Release

Contact:

Jerry Daly or Carol McCune

Daly Gray (Media)

(703) 435-6293

Chief Financial Officer Bruce Riggins to Leave Innkeepers USA Trust

Company Begins Search for Replacement

PALM BEACH, Fla., February 10, 2006--Innkeepers USA Trust (NYSE: KPA), a hotel real estate investment trust (REIT) and a leading owner of upscale extended-stay hotel properties throughout the United States, today announced that the company's chief financial officer, Bruce Riggins, will leave the company effective March 31, 2006. Riggins will rejoin his previous company, Interstate Hotels & Resorts (NYSE: IHR), as chief financial officer.

"Bruce has done a superb job in a short period of time, and we wish him well in his return to his former company," said Jeffrey H. Fisher, chief executive officer and president. "We have initiated a search to find a well qualified replacement."

Innkeepers USA Trust owns 70 hotels with a total of 8,825 suites or rooms in 20 states and Washington, D.C., and focuses on acquiring and/or developing premium branded upscale extended-stay, select-service and full-service hotels and the rebranding and repositioning of other hotel properties. For more information about Innkeepers USA Trust, visit the company's web site at www.innkeepersusa.com.

This press release, and other publicly available information on the Company, includes forward looking statements within the meaning of securities law. These statements include terms such as "should", "may", "believe" and "estimate", or assumptions, estimates or forecasts about future hotel and Company performance and results, and the Company's future need for capital. Such statements should not be relied on because they involve risks that could cause actual results to differ materially from the Company's expectations when such statements are made. Some of these risks are set forth in reports filed from time to time with the SEC and include, without limitation, (i) the operational risks of the hotel business (including decreasing hotel revenues and increasing hotel expenses) under the company's taxable REIT subsidiary structure, (ii) risks that war, terrorism or similar activities, widespread health alerts, disruption in oil imports or higher oil prices or changes in domestic or international political environments negatively affect the travel industry and the company, (iii) risk of declines in the performance and prospects of businesses and industries (e.g., technology, automotive, aerospace, pharmaceuticals) that are important hotel demand generators in the company's key markets (e.g. the Silicon Valley, CA, Washington, DC, etc.), (iv) risk that poor, declining and/or uncertain international, national, regional and/or local economic conditions will, among other things, negatively affect demand for the company's hotel rooms and the availability and terms of financing, (v) risk that the company's ability to maintain its properties in competitive condition becomes prohibitively expensive, (vi) risk that pricing in the hotel acquisition market becomes prohibitively expensive or non-financeable and that potential acquisitions or developments do not perform in accordance with expectations, (vii) risk that the Company may invest in hotels of a size or nature (e.g., upscale full service or resort) different than those it has focused on historically (e.g., upscale extended-stay, and mid-scale limited service); (viii) risks related to an increasing focus on development, including permitting risks, increasing the proportion of Company assets not producing revenue at a given time and risks that projects cost more, take longer to complete or do not perform as anticipated; (ix) changes in travel patterns or the prevailing means of commerce (i.e., e-commerce) may reduce demand for hotels in general or the Company's hotels in particular, (x) the complex tax rules that the company must satisfy to qualify as a REIT and the potentially severe consequences of failing to satisfy such requirements, and (xi) governmental regulation that may increase the company's cost of doing business or otherwise negatively effect its business or its attractiveness as an investment and create risk of liability for non-compliance (e.g., changes in laws affecting taxes or dividends, compliance with the Americans with Disabilities Act, workers compensation law changes, the Sarbanes-Oxley law, etc.).

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